UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2023

Invivyd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, at the Annual Meeting of Stockholders of Invivyd, Inc. (the “Company”) held on May 23, 2023 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to (i) declassify the Board of Directors of the Company (the “Board”), with each elected director serving for a one-year term until the next year’s annual meeting, and (ii) provide that directors of the Company may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (the “Declassification Amendment”). Subsequent to such approval, on May 23, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”), giving effect to the Declassification Amendment. The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 23, 2023, an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws Amendment”) became effective upon the filing and effectiveness of the Certificate of Amendment. The Bylaws Amendment removes references to the classified Board structure and conforms the director removal provisions of the Company’s Amended and Restated Bylaws with the Certificate of Amendment. The foregoing summary of the Bylaws Amendment is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2023, the Company held the Annual Meeting. The following is a summary of the matters voted on at the Annual Meeting and the final voting results as certified by the Company’s independent inspector of election in connection with the Annual Meeting.

Proposal 1: The stockholders of the Company approved the Declassification Amendment, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
100,169,285	91,225	799	3,810,812

Proposal 2: The stockholders of the Company elected Christine Lindenboom and Terrance McGuire as directors for a three-year term expiring at the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal (provided, that due to the fact that the Declassification Amendment was approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting of Stockholders). The votes were cast as follows:

Nominee	For	Withheld	Broker Non-Votes
Christine Lindenboom	87,097,935	13,163,374	3,810,812
Terrance McGuire	75,368,953	24,892,356	3,810,812

Proposal 3: The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
103,977,497	87,436	7,188	—

Item 9.01.Financial	Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Invivyd, Inc.

3.2	Amendment No. 1 to the Amended and Restated Bylaws of Invivyd, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.

Date: May 25, 2023	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary